SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                    July 30, 1998

                        SCIENTIFIC SOFTWARE-INTERCOMP, INC.
               (Exact name of registrant as specified in its charter)

            Colorado              0-4882                  84-0581776
(State or other jurisdiction  (Commission File No.)     (IRS Employer
       of incorporation)                               Identification No.)



633 17th Street, Suite 1600
Denver, Colorado                                       80202
(Address of principal executive offices)              (Zip Code)



                                  (303) 292-1111
             (Registrant's telephone number, including area code)



                                  Not Applicable
           (Former name or former address if changed since last report)

Items 1 - 4.     Not applicable.

Item 5.          Other Events.

     On July 30, 1998 (i) the shareholders of Scientific Software-Intercomp, Inc. (the "Company") approved the Agreement and Plan of Merger dated June 17, 1998 (the "Merger Agreement") between the Company and Baker Hughes Oilfield Operations, Inc. ("BHOO"), a wholly owned subsidiary of Baker Hughes Incorporated, for the merger of the Company with and into a wholly owned subsidiary of BHOO (the "Merger") and the conversion of each share of the Company's Common Stock issued and outstanding immediately prior to the Merger into the right to receive $0.44 in cash, without interest, (ii) the closing of the Merger Agreement was completed and (iii) the Articles of Merger for the Merger were filed with the Colorado Secretary of State and the separate corporate existence of the Company therefore ceased.

Item 6 - 9.     Not applicable.



                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 30, 1998                 SCIENTIFIC SOFTWARE-INTERCOMP, INC.

                                        /s/ George Steel
                                     By:________________________________
                                        George Steel, President and Chief
                                        Executive Officer